Exhibit 10.1

ALLIED NEVADA GOLD CORP.

2007 STOCK OPTION PLAN (as amended effective July 27, 2007)

Section 1. Purpose. The purpose of the 2007 Stock Option Plan (the “Plan”) is to assist Allied Nevada Gold Corp. (the “Company”) in attracting, retaining and motivating directors, officers and employees of the Company and of its subsidiaries and other persons providing consulting or other services to the Company (“Participants”) and to more closely align the personal interests of such persons with those of the shareholders by providing them with the opportunity to acquire shares of the Company’s common stock (“Common Stock”) and to benefit from the appreciation thereof.

Pursuant to the Plan, options to purchase the Company’s Common Stock (“Options”) may be granted to Participants by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options”.

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined). The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions therefor subsequent to the adoption of the Plan.

Notwithstanding anything in the Plan to the contrary, the Plan shall be operated in compliance with Section 409A of the Code.

Section 2. Administration. The Plan shall be administered by a Compensation Committee (the “Committee”) consisting of two or more members of the Board of Directors of the Company (the “Board”), each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the American Stock Exchange and other applicable listing rules and any other required independence standards. The Committee shall have full authority to grant Options, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management of the Company. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to Participants who are subject to Section 16 of the Exchange Act.

Section 3. Number of Shares. Subject to Section 6, the total number of shares which may be sold under the Plan shall not exceed 4,200,000 shares of the Company’s Common Stock. The total number of shares for which Options may be granted under the Plan to any Participant shall not exceed five (5%) of the Common Stock issued and outstanding from time to time. The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options are not exercised prior to termination of the Option shall again be available for Options thereafter granted under the Plan, to the fullest extent permitted by law.

Section 4. Participation. The Committee may, from time to time, grant Options to Participants and shall determine the number of shares subject to each grant.

Section 5. Terms and Conditions of Options. The terms and conditions of each Option shall be set forth in an agreement or agreements (each, an “Option Agreement”), substantially in the form of Schedule “A” attached hereto, between the Company and the Participant. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) Number of Shares. The number of shares subject to the Option.

(b) Option Price. Subject to paragraph 5(j) hereof, the option price per share (the “Option Price”) will be not less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date the Option is granted. The “Fair Market Value” of the Common Stock as of any date shall be deemed to be the closing price of a share of the Company’s Common Stock on either the American Stock Exchange or the Toronto Stock Exchange, in the discretion of the Board, on the date of grant, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the date of grant. Once granted, except as provided in Section 6, the Option Price of outstanding Options may not be reduced, whether by repricing, exchange or otherwise.

(c) Date of Grant. The date of grant of an Option shall be the date when the Committee meets and awards such Option, or such later date as the Committee shall designate.

(d) Payment. Except for the Canadian Options (as defined below),the Option Price multiplied by the number of shares to be purchased by exercise of an Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable (i) in cash equal to such aggregate Option Price, (ii) subject to applicable laws, rules and regulations, in shares of the Company’s Common Stock owned by the Participant (which, for so long as necessary to avoid adverse accounting treatment, must have been held by the Participant at least six months) having a Fair Market Value on the day immediately preceding the date of exercise at least equal to such aggregate Option Price, (iii) subject to applicable laws, rules and regulations, a combination of the above methods, or (iv) by any other means approved by the Committee, including under any approved cashless exercise mechanism. Payment of the aggregate Option Price shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver, in full or partial payment of the Option Price, any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A Participant shall have none of the rights of a stockholder with respect to an Option until the shares of Common Stock underlying such Option are issued to such Participant. In order to be validly exercised, the aggregate Option Price and all necessary exercise documentation must be submitted to the Company or its designated agent not later than the close of trading on the date of expiration of the Option or, if such date is not a trading day, the close of trading on the last trading day prior to the date of expiration of the Option.

For Options held by Participants who are resident in Canada for purposes of the Income Tax Act (Canada) or Participants who were granted Options, all or partially, in respect of employment rendered in Canada (collectively the “Canadian Options”), payment of the Option Price for the number of shares of Common Stock so exercised may only be made in cash (or check payable to the Corporation) equal to such aggregate Option Price.

(e) Term of Options. Each Option granted pursuant to the Plan shall be for the term specified in the applicable Option Agreement but in no event longer than ten (10) years from the date of grant.

(f) Exercise of Option. The Option Agreement will specify any vesting periods with respect to the Options or portions thereof. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section and, in the case of an incentive stock option, no such Option may be exercised unless the Participant is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of the Participant’s Option, except as provided in paragraph (g) of this Section). Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the Participant pursuant to the Plan are outstanding or whether other stock options granted to the Participant pursuant to any other plan are outstanding.

(g) Termination of Options. Unless otherwise provided in the applicable Option Agreement, an Option, to the extent not validly exercised, shall terminate at the end of its stated term or earlier, upon the occurrence of the following events:

(i) Termination for Cause. Subject to subparagraph (g)(ii) and Section 8 hereof, if a Participant is dismissed as an officer or employee by the Company or by one of its subsidiaries for cause, all unexercised Options of that Participant under the Plan shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan. Nothing contained in the Plan shall be deemed to give an officer or employee the right to be retained in the employ of the Company, or to interfere with the right of the Company to terminate the employment of an officer or employee at any time.

(ii) Termination for Other Than Cause. If a Participant ceases to be a director, officer or employee of the Company or of one of its subsidiaries or ceases to provide consulting or other services to the Company for any reason other than as a result of having been dismissed for cause as provided in subparagraph (g)(i) above, or as a result of the Participant’s disability or death, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the Option rights of such Participant if earlier) from the date of ceasing to be a director, officer, employee or provider of services to exercise the Options of such Participant to the extent they were then exercisable. Upon the expiration of such 30 day period all unexercised Options of that Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan.

(iii) Disability of Participant. In the event of the disability of a Participant (within the meaning of Section 422(c) of the Code) the Participant shall have the right for a period of 90 days in the case of a non-qualified stock option or twelve months in the case of an incentive stock option (or until the normal expiry date of the Options of such Participant if earlier) from the date of cessation of employment with the Company and/or one of its subsidiaries, as applicable, of the Participant to exercise the Participant’s Options to the extent they were exercisable on the date of such cessation of employment. Upon the expiration of such period all unexercised Options of the Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan.

(iv) Deceased Participant. In the event of the death of a Participant, the legal representatives of the deceased Participant shall have the right for a period of 90 days in the case of a non-qualified stock option or twelve months in the case of an incentive stock option (or until the normal expiry date of the Options of such Participant if earlier) from the date of death of the deceased Participant to exercise the deceased Participant’s Options to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised Options of the deceased Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to the deceased Participant under the Plan.

(h) Non-transferability of Options. Options shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and Options shall during a Participant’s lifetime be exercisable only by the Participant; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) but only for estate planning purposes and when permitted by applicable laws, rules and regulations.

(i) Applicable Laws or Regulations. The Company’s obligation to sell and deliver Common Stock under Options is subject to such compliance as the Company deems necessary or advisable with federal, and state and provincial laws, rules and regulations and the rules and regulations of applicable stock exchanges.

(j) Limitations on Incentive Stock Options. Incentive stock options may be granted only to employees who are, at the time of grant, actual so called “common law employees” of the Company and not a consultant, advisor, service provided or independent contractor. To the extent that the aggregate Fair Market Value of the Company’s Common Stock, determined at the time of grant, with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any Participant who, at the time of grant, is the owner, directly or indirectly, of Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an Option Price of not less than 110% of the Fair Market Value of the Company’s Common Stock on the date the incentive stock option is granted.

Section 6. Adjustment in Event of Change in Stock. Subject to Section 7, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors and compliance with federal, state and provincial laws, rules and regulations and the rules and regulations of applicable stock exchanges, appropriately adjust the number and kind of shares available for issuance under the Plan, the maximum number of shares for which Options may be granted to any Participant during any one fiscal year of the Company, the number, kind and Option Price of shares subject to outstanding Options; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Participant’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code.

Section 7. Third Party Offer. If at any time when an Option granted under the Plan remains unexercised with respect to any shares of Common Stock, an offer to purchase all of the outstanding shares of the Company’s Common Stock is made by a third party (such offer, a “Third Party Offer”), the Company may, upon giving each Participant written notice to that effect, require the acceleration of the time for the exercise of the unexercised Options granted under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

Section 8. Amendment and Discontinuance. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 6), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, and which are intended to qualify as performance-based compensation under Section 162(m) of the Code, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any awards theretofore granted under the Plan, provided, however, that the Committee reserves the right to amend, revise or discontinue the Plan, any Option Agreement, any provision of the Plan, including, without limitation, Section 7, or any provision of an Option Agreement where such amendment, revision or discontinuance is necessary or desirable to comply with any applicable law or to ensure that, with respect to any Option, or the cash or shares of common stock into which they are converted, the Participant is not subject to federal income tax prior to delivery to such Participant or any additional tax under Section 409A of the Code.

Section 9. Effective Date and Duration. The Plan was adopted by the Board of Directors of the Company on February 7, 2007, subject to approval by the stockholders of the Company at the first annual meeting of the stockholders currently expected to be held on or about                              , 200  . Neither the Plan nor any award shall become binding until the Plan is approved by a vote of the stockholders in a manner which complies with Sections 162(m) and 422(b)(1) of the Code, as applicable, and any other applicable law or regulation. No Option may be granted under the Plan before February     , 2007, nor after February     , 2017, unless such grant is approved by the stockholders of the Company in a manner which complies with Sections 162(m) and 422(b)(1) of the Code.

Section 10. Tax Withholding. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at Fair Market Value on the date of payment, an amount necessary to satisfy all federal, state, provincial or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the Participant or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock.

Section 11. Construction and Conditions. The Plan and Options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable thereto.

Neither the existence of the Plan nor the grant of any Options pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or the Participant with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the Participant.

Schedule “A” to Allied Nevada Gold Corp. 2007 Stock Option Plan

ALLIED NEVADA GOLD CORP.

STOCK OPTION AGREEMENT

(Phased Vesting)

[Name] [Address]	Under:	2007 Stock Option Plan
Date of Grant:

Option Price:

Incentive Stock Option Shares:

Non-Qualified Stock Option Shares:

1. Under the terms and conditions of this Agreement and of the Allied Nevada Gold Corp. (the “Company”) 2007 Stock Option Plan set forth above (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, the Company (at the request of the Company’s subsidiary employing Optionee, if applicable) hereby grants to Optionee an option or options (together, the “Option”) to purchase the number of shares of the Company’s Common Stock as specified above (“Option Shares”) at the option price also above specified. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Plan.

2. This Option may be exercised, in whole or in part from time to time in any whole number of Option Shares, upon and after the earlier of (i) in the case of the Incentive Stock Option, if any, and Non-Qualified Stock Option, respectively, with respect to one-third of the Option Shares (rounded down), the date that is one year from the date of grant of this Option, with respect to an additional one-third of the Option Shares (rounded down), the date that is two years from the date of grant of this Option and, with respect to the remaining one-third of the Option Shares, the date that is three years from the date of grant of this Option subject to the provisions of Section 5 of the Plan. Once this Option becomes exercisable, it shall remain exercisable until its expiration as described in paragraph 3 below. To the extent Option Shares have been purchased pursuant to the exercise of this Option, such shares shall no longer be available for purchase hereunder. The date after which this Option may be exercised may be accelerated upon a Third Party Offer (as defined in the Plan).

3. This Option shall expire upon the date that is ten years from the date of grant or earlier as provided in Section 5 of the Plan which provides, among other things, that Options shall expire upon the first to occur of the following: (i) immediately upon the date of the termination with the Company and its subsidiaries of Optionee’s employment by the Company or any of its subsidiaries for cause, (ii) the date that is thirty days from the date that the Optionee ceases to be a director, officer or employee of the Company or of one of its subsidiaries or ceases to provide consulting or other services to the Company for any reason other than as a result of having been dismissed for cause as provided in the preceding clause (i), or as a result of the Optionee’s disability or death, (iii) in the event of the disability of the Optionee, the date that is ninety days (or twelve months in the case of an Incentive Stock Option) from the date of cessation of employment with the Company and/or one of its subsidiaries, as applicable, or (iv) the date that is ninety days (or twelve months in the case of an Incentive Stock Option) from the date of death of a deceased Optionee.

4. To the extent any Incentive Stock Option granted hereby becomes exercisable for the first time in the aggregate amount of more that $100,000 (fair market value at time of grant) during any calendar year (including for this purpose any other Incentive Stock Options previously granted to Optionee by the Company), such excess will be treated as a non-qualified stock option under U.S. federal tax provisions, if applicable. In addition, any such incentive stock option exercised by Optionee after three months after separation from service to the Company (or after one year after death or total and permanent disability of the Optionee) will be treated as a non-qualified stock option under applicable U.S. federal tax provisions.

5. In order to exercise this Option, Optionee must either (i) follow the procedures required by the third party processing administrator (the “processing administrator”) designated by the Company’s Treasurer, or (ii) if Optionee has not been notified of the designation of the processing administrator, send the Company’s Treasurer an option exercise notice indicating the number of Option Shares for which the Option is to be exercised at that time and the form in which the certificates are to be registered for Option Shares purchased (in the name of Optionee or in Optionee’s name and that of another person (s) as joint tenants with the right of survivorship). At the time of exercise, Optionee shall make payment of the Option Price for the Option Shares being purchased in accordance with the processing administrator’s procedures or, if applicable, by submitting to the Company’s Treasurer, together with the option exercise notice, such payment in the form of (x) a personal or bank check in U.S. Dollars payable to Allied Nevada Gold Corp. and drawn on or payable at a United States bank, and /or (y) subject to applicable laws, rules and regulations, shares of the Company’s common stock issued in Optionee’s name which were either (i) acquired by the Optionee from a person other than the Company or (ii) held by the Optionee for at least six months, which shares shall be duly assigned to the Company, or (z) by a combination of the foregoing methods or by any other form of consideration which has been approved by the Compensation Committee, as and to the extent provided and permitted by Section 5(d) of the Plan. Notwithstanding anything to the contrary herein, the processing administrator, the Company or its subsidiaries shall have the right to deduct from the gross cash proceeds or the number of Option Shares to be delivered upon exercise of this Option or any similar options previously granted by the Company to Optionee such cash or the number of Option Shares, respectively, as may be necessary to satisfy the minimum amount of federal, state or local taxes or other deductions legally required to be withheld before disbursing the net proceeds (less any related administrative fees and expenses) or Option Shares to Optionee or in the alternative such parties may require Optionee to deliver to the processing administrator, the Company or its subsidiaries an amount of cash or number of shares of common stock of the Company to satisfy such fees, expenses and withholding before disbursing the net proceeds or Option Shares to Optionee.

6. This Agreement and this Option as well as the Company’s obligation to sell and deliver Option Shares covered by this Option is subject to all federal, state, provincial and other laws, rules and regulations of the United States and Canada and/or of the country wherein Optionee resides or is employed. Compliance with any recording, protocolization or registration requirements and payment of any fees or taxes applicable to this Agreement or the transactions it contemplates are the exclusive responsibility of Optionee.

7. This Option is not transferable or assignable other than by will or by the laws of descent and distribution and may be exercised during Optionee’s lifetime only by such Optionee. After Optionee’s death, the Option may be exercised only by Optionee’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to make such exercise. The Option may be exercised after Optionee’s death only to the extent that Optionee was entitled to exercise it at the time of Optionee’s death, in accordance with paragraph 4, above.

8. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Compensation Committee, whose determination will be final. This Agreement shall be subject in all respects to the Plan as the same shall be amended, revised or discontinued from time to time and in the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

9. By signing this Option Agreement, Optionee hereby unambiguously consents to and authorizes the disclosure of information related to the grant of the Option, including without limitation, information regarding Optionee’s age, date of birth and details regarding the Option or any similar options previously granted by the Company, to Optionee, the Company, any third party retained by the Company to administer the exercise of the Option, the Company’s subsidiary(ies) currently and/or previously employing Optionee and governmental and regulatory authorities having jurisdiction over this Agreement or the transactions it contemplates. The purpose of the information transfer is to allow Optionee to exercise the Options in accordance with (i) the terms under which they were granted and (ii) applicable laws; the information disclosed will be retained for the period of time necessary to achieve this purpose.

10. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

Allied Nevada Gold Corp.

By:
Name:
Title:

Accepted and agreed to:
Optionee’s Signature